UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2021

CIPHER MINING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39625	85-1614529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

222 Purchase Street, Suite #290

Rye, New York 10580

(Address of principal executive offices)

(914) 370-8006

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CIFR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per whole share	CIFRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K amends Item 1.01 of the Current Report on Form 8-K filed on September 8, 2021 (the “Original Form 8-K”) solely to correct the description of the delivery terms of the Agreement (as defined therein and below). As previously filed, the Original Form 8-K incorrectly noted that M31S+ machines would be delivered and delivery would begin in January 2022. This Amendment No. 1 corrects that information and notes that delivery will begin in July 2022 and be delivered in 6 batches. No other changes have been made to the Original Form 8-K.

Cautionary Note Regarding Forward-Looking Statements

This Report contains statements that are forward-looking and as such are not historical facts. This includes statements that express Cipher Mining Inc.’s (“Cipher”) opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “might,” “possible,” “potential,” “predicts,” “may,” “could,” “will” or “should” or, in each case, their negative or other variations or comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this Report and include statements regarding Cipher’s intentions, beliefs or current expectations concerning, among other things, results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which Cipher operates. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting Cipher. Forward-looking statements in this Report and in any document incorporated by reference in this Report may include, for example, statements about:

•	the ability to maintain the listing of Cipher Common Stock and Cipher Warrants on Nasdaq;

•	Cipher’s public securities’ potential liquidity and trading;

•	the ability to raise financing in the future;

•	Cipher’s success in retaining or recruiting, or changes required in, officers, key employees or directors;

•	factors relating to the business, operations and financial performance of Cipher, including:

•	expected operational rollout in the initial buildout phase and the second phase, in particular the ability to obtain the necessary hardware and build out the necessary initial sites in Texas and Ohio;

•	commercial partnerships and supply agreements;

•	the uncertainty of the projected financial information with respect to Cipher;

•	the effects of competition and regulation on Cipher’s future business;

•	the effects of price fluctuations in the wholesale and retail power markets;

•	the effects of global economic, business or political conditions, such as the global COVID-19 pandemic and the disruption caused by various countermeasures to reduce its spread; and

•	the value and volatility of Bitcoin and other cryptocurrencies.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the other documents filed by Cipher from time to time with the SEC. The forward-looking statements contained in this Report and in any document incorporated by reference are based on current expectations and beliefs concerning future developments and their potential effects on Cipher. There can be no assurance that future developments affecting Cipher will be those that Cipher has anticipated. Cipher undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 1.01. Entry into a Material Definitive Agreement.

On September 2, 2021, Cipher Mining Inc. (the “Company”) entered into a Framework Agreement on Supply of Blockchain Servers (the “Agreement”) with SuperAcme Technology (Hong Kong) Limited (“SuperAcme”) to purchase 60,000 MicroBT M30S, M30S+ and M30S++ miners, which will be delivered in six batches on a monthly basis between July 2022 and year-end 2022.

The expected final purchase price under the Agreement is approximately $113,378,400.00 with a deposit due 10 business days after the execution of this Agreement and advance payment due thereafter in advance of certain batches of supply being delivered and subject to additional floating price terms.

The foregoing description of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as an exhibit to this Current Report on Form 8-K as part of Item 9.01 hereof.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Framework Agreement on Supply of Blockchain Servers, dated September 2, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cipher Mining Inc.

Date: September 9, 2021	By:	/s/ Tyler Page
	Name:	Tyler Page
	Title:	Chief Executive Officer